Exhibit 99.1

TeleNav Reports First Quarter Fiscal 2011 Financial Results

- Quarterly revenue increased 42 percent year over year to $51.1 million

- Net income increased 52 percent year over year to $12.4 million

- Average monthly paid subscribers for the first quarter reached 17.7 million, up from 16.1 million in the prior quarter

Sunnyvale, Calif. – October 28, 2010 –TeleNav, Inc. (NASDAQ:TNAV), a leading provider of location-based services, or LBS, including voice guided navigation and local search on mobile phones, autos and enterprise LBS, today announced its financial results for the first quarter of fiscal 2011 ended September 30, 2010.

Financial Highlights

•	Revenue for the first quarter of fiscal 2011 grew 42 percent over the prior year to $51.1 million.

•	Net income for the first quarter of fiscal 2011 grew 52 percent over the prior year to $12.4 million.

•	Cash generated from operations for the first quarter of fiscal 2011 was $20.2 million.

•	Average monthly revenue per end user (ARPU) for the first quarter of fiscal 2011 decreased 14 percent over the first quarter of fiscal 2010 to $0.94.

•	Average monthly paying end users for the first quarter of fiscal 2011 increased 65 percent year over year to 17.7 million.

“We continued to achieve record number of average monthly paying end users, which grew over 1.6 million quarterly to 17.7 million in the September quarter,” said HP Jin, president, CEO and co-founder of TeleNav. “We are also leveraging our core business to grow revenue from premium navigation, automotive, enterprise LBS, and mobile advertising and commerce opportunities, which comprised more than five percent of our total revenue in the September quarter.”

Revenue for the first quarter of fiscal 2011 was $51.1 million, compared to revenue of $49.5 million for the fourth quarter of fiscal 2010 and $36.0 million for the first quarter of fiscal 2010.Revenue for the first quarter of fiscal 2011 reflects the one month impact from the amended Sprint agreement.

Net income for the first quarter of fiscal 2011 was $12.4 million, or $0.27 per diluted share, compared to net income of $10.6 million, or $0.24 per diluted share, for the fourth quarter of fiscal 2010 and $8.1 million, or $0.15 per diluted share, for the first quarter of fiscal 2010.

Non-GAAP net income for the first quarter of fiscal 2011 was $13.0 million, or $0.29 per diluted share, compared to non-GAAP net income of $13.0 million, or $0.31 per diluted share, for the fourth quarter of fiscal 2010 and $8.3 million, or $0.22 per diluted share, for the first quarter of fiscal 2010. Non-GAAP net income excludes stock-based compensation expense net of the related tax effect. The shares used in the calculation of TeleNav’s non-GAAP net income per share assume the conversion of all outstanding preferred stock into shares of common stock using the as-if converted method as of the beginning of each period presented or the date of issuance, if later.

“Our cash, cash equivalents and short-term investment balances increased during the quarter by $18.2 million, ending the quarter with a total of $131.1 million,” said Douglas Miller, chief financial officer of TeleNav. “In addition, our accounts receivable rose to $57.3 million as of September 30, 2010, of which we collected $46.5 million to date in the month of October, further increasing our cash balances.”

Recent Business Highlights

•

In September 2010, TeleNav amended and extended its Master Application and Services Agreement with Sprint,its largest customer, and also amended its License Agreement with Tele Atlas, a supplier of map and points of interest content used in TeleNav’s services.

•

In September 2010, TeleNav launched an updated navigation-based mobile advertising platform, that allows advertisers to reach millions of on-the-go users by delivering a relevant and targeted ad to users based on the location and context of their search query, and by providing advertisers with action-based metrics such as “Drive-to Rate,” a metric that captures the number of users who viewed an ad and chose to drive to the advertiser’s business location.

•

In August 2010, TeleNav announced the availability of its in-dash, connected automotive navigation product with the recent rollout of the 2011 Ford Edge, and the 2011 Lincoln MKX, called MyFord Touch and MyLincoln Touch respectively.

•

In August 2010, TeleNav announced the availability of its OnMyWay mobile application for the iPhone and Android devices. Initially launched in March 2010 for BlackBerry devices, OnMyWay automatically alerts a pre-determined person or group of people of a driver’s trip status and estimated time of arrival (ETA).

Business Outlook

TeleNav offers the following guidance for the quarter ending December 31, 2010:

•	Total revenue is expected to be approximately $45.0 to $47.0 million and reflects a full three month impact from our recently renegotiated agreement with Sprint;

•	Gross margins are expected to be approximately 79 to 80 percent;

•	Non-GAAP operating expenses are expected to be approximately $21.0 to $23.0 million, and exclude approximately $900,000 in stock-based compensation;

•	GAAP net income is expected to be approximately $6.5 to $7.5 million;

•	GAAP diluted net income per share is expected to be approximately $0.14 to $0.16;

•	Non-GAAP net income is expected to be approximately $7.0 to $8.0 million;

•	Non-GAAP diluted net income per share is expected to be approximately $0.15 to $0.17;

•	Effective tax rate is expected to be 41 percent;

•	Weighted-average diluted shares outstanding are expected to be 45 to 46 million.

TeleNav offers the following guidance for the fiscal year ending June 30, 2011:

•	Total revenue is expected to be approximately $187.0 to $192.0 million;

•	Gross margins are expected to be 78 to 80 percent;

•	Non-GAAP operating expenses are expected to be approximately $90.0 to $94.0 million, and exclude approximately $4.0 million in stock-based compensation;

•	GAAP net income is expected to be approximately $29.0 to $33.0 million;

•	GAAP diluted net income per share is expected to be approximately $0.64 to $0.72;

•	Non-GAAP net income is expected to be approximately $32.0 to $36.0 million;

•	Non-GAAP diluted net income per share is expected to be approximately $0.70 to $0.78;

•	Effective tax rate is expected to be 41 percent;

•	Weighted-average diluted shares outstanding are expected to be 45 to 46 million.

The above information concerning the forecast for the quarter ending December 31, 2010 and the fiscal year ending June 30, 2011 represents the company’s outlook only as of the date hereof, and TeleNav undertakes no obligation to update or revise any financial forecast or other forward looking statements, as a result of new developments or otherwise.

Conference Call

The company will host an investor conference call and live webcast today at 2:00 p.m. PDT (5:00 p.m. EDT) to discuss its first quarter fiscal 2011 results and outlook for the second quarter of fiscal 2011. To access the conference call, dial 888-724-9493 or 913-312-1456. The webcast will be accessible on TeleNav’s investor relations website at http://investor.telenav.com/. A replay of the conference call will be available approximately two hours after its completion and will be available through Tuesday, November 2, 5:00 p.m. PDT. To access the replay, please dial 888-203-1112 or 719-457-0820 and enter pass code 2154783.

Use of Non-GAAP Financial Measures

TeleNav prepares its financial statements in accordance with generally accepted accounting principles for the United States (GAAP). The non-GAAP financial measures such as net income and earnings per share information for the first quarter of fiscal 2011 and the first and fourth quarter of fiscal 2010 included in this press release are different from those otherwise presented under GAAP. The following are explanations of each type of adjustment that we incorporate into non-GAAP financial measures:

Stock-based compensation expense relates to equity incentive awards granted to our employees, directors, and consultants accounted for under GAAP. Stock-based compensation expense has been and will continue to be a significant recurring expense for TeleNav. While we include the dilutive impact of such equity awards in weighted average shares outstanding, the expense associated with stock-based awards reflects a non-cash charge that we exclude from non-GAAP net income.

Our non-GAAP tax rate differs from the GAAP tax rate due to the elimination of the tax rate effect of the GAAP stock compensation expenses that are being eliminated to arrive at the non-GAAP expenses.

The shares used to compute non-GAAP basic and diluted net income per share include the assumed conversion of all outstanding shares of convertible preferred stock into shares of common stock using the as-if converted method as of the beginning of each period presented or the date of issuance, if later. In May 2010, in conjunction with the closing of our initial public offering, all of our outstanding preferred stock was converted into shares of our common stock.

TeleNav has provided these measures in addition to GAAP financial results because management believes these non-GAAP measures help provide a consistent basis for comparison between quarters and fiscal year growth rates that are not influenced by certain non-cash charges and therefore are helpful in understanding TeleNav’s underlying operating results. These non-GAAP measures are some of the primary measures TeleNav’s management uses for planning and forecasting. These measures are not in accordance with, or an alternative to, GAAP and these non-GAAP measures may not be comparable to information provided by other companies. Reconciliations of the GAAP to non-GAAP results are presented at the end of this press release.

Forward Looking Statements

This press release contains forward-looking statements that are based on TeleNav’s management’s beliefs and assumptions and on information currently available to our management. Forward-looking statements include information concerning TeleNav’s anticipated or assumed future financial results, shares outstanding and anticipated business activities. Actual events or results may differ materially from those described in this document due to a number of risks and uncertainties. These potential risks and uncertainties include, among others, fluctuations in TeleNav’s quarterly and annual operating results; TeleNav’s dependence on Sprint and AT&T for a substantial majority of its revenue; changes in the contractual relationships with Sprint, AT&T and other wireless carriers to whom TeleNav provides services, competition from other market participants who may provide comparable services to subscribers without charge; TeleNav’s inexperience in the automotive navigation market; TeleNav’s inexperience in the mobile advertising market; TeleNav’s ability to estimate and sustain or increase its revenue and profitability; TeleNav’s ability to attract, migrate and retain new wireless carriers and auto manufacturers; TeleNav’s ability to issue new releases of its products and services and expand its product portfolio; changes to current accounting policies which may have a significant, adverse impact upon TeleNav’s financial results; the introduction of new products by competitors or the entry of new competitors into the markets for TeleNav’s services and products; the impact of current or future intellectual property litigation and claims for indemnification and litigation related to U.S securities laws and economic and political conditions in the US and abroad. We discuss these risks in greater detail in “Risk factors” and elsewhere in our Form S-1 and other filings with the U.S. Securities and Exchange Commission (SEC), which are available at the SEC’s website at www.sec.gov. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Also, forward-looking statements represent our management’s beliefs and assumptions only as of the date made. You should review our SEC filings carefully and with the understanding that our actual future results may be materially different from what we expect.

Except as required by law, we assume no obligation to update these forward-looking statements, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

TeleNav, Inc. is a leading provider of consumer location-based services (LBS), enterprise LBS and automotive LBS. TeleNav’s solutions provide consumers, wireless service providers, enterprises and automakers with location-specific, real-time, personalized services such as GPS navigation, local search, mobile advertising, mobile commerce, location tracking and workflow automation. TeleNav’s technology is available across more than 500 types of mobile phones, all major mobile phone operating systems and a broad range of wireless network protocols. TeleNav’s service providers and partners include AT&T, Bell Mobility, Boost Mobile, China Mobile, Cincinnati Bell, Ford Motor Company, NII Holdings, Rogers, Sprint Nextel, Telcel, T-Mobile UK, T-Mobile USA, U.S. Cellular, Verizon Wireless and Vivo Brazil.

For more information on TeleNav, please visit www.telenav.com. Follow TeleNav on Twitter at www.twitter.com/telenav or on Facebook at www.facebook.com/telenav.

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Copyright 2010 TeleNav, Inc. All Rights Reserved.

“TeleNav,” the TeleNav logo, “telenav.com” and “OnMyWay” are registered and unregistered trademarks and/or service marks of TeleNav, Inc. Unless otherwise noted, all other trademarks, service marks, and logos used in this press release are the trademarks, service marks or logos of their respective owners.

TNAV-F

Media Contacts:

Todd Witkemper

TeleNav, Inc.

408-990-1216

toddw@telenav.com

Investor Relations:

Cynthia Hiponia

The Blueshirt Group (for TeleNav)

408.990.1265

IR@telenav.com

TeleNav, Inc.

Condensed Consolidated Balance Sheets

(in thousands, except per share amounts)

	9/30/2010	6/30/2010*
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$50,085	$112,862
Short-term investments	81,002	—
Accounts receivable, net of allowances of $308 and $246, respectively	57,266	37,322
Deferred tax assets	4,013	3,247
Prepaid expenses and other current assets	3,023	3,020

Total current assets	195,389	156,451
Property and equipment, net	10,230	9,637
Deferred tax assets, non-current	—	1,874
Deposits and other assets	7,520	5,758

Total assets	$213,139	$173,720

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$1,748	$2,507
Accrued compensation	4,099	5,583
Accrued royalties	3,602	2,988
Other accrued expenses	2,842	2,721
Deferred revenue	27,892	6,746
Income taxes payable	5,868	1,028

Total current liabilities	46,051	21,573
Deferred revenue, non-current	1,647	172
Other liabilities	3,267	2,938

Stockholders’ equity:
Preferred stock, $0.001 par value: 50,000 shares authorized; no shares issued or outstanding	—	—
Common stock, $0.001 par value: 600,000 shares authorized; 42,156 and 42,140 shares issued and outstanding at September 30, 2010 and June 30, 2010, respectively	42	42
Additional paid-in capital	110,583	109,687
Accumulated other comprehensive income	282	399
Retained earnings	51,267	38,909

Total stockholders’ equity	162,174	149,037

Total liabilities and stockholders’ equity	$213,139	$173,720

*	Derived from audited consolidated financial statements as of June 30, 2010

TeleNav, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

	Three Months Ended
	9/30/2010	9/30/2009
	(Unaudited)	(Unaudited)
Revenue	$51,100	$36,048
Cost of revenue	8,852	7,067

Gross profit	42,248	28,981

Operating expenses:
Research and development	13,027	7,912
Sales and marketing	4,726	3,914
General and administrative	3,746	2,559

Total operating expenses	21,499	14,385

Income from operations	20,749	14,596

Interest income	97	32
Other income (expense), net	100	(554)

Income before provision for income taxes	20,946	14,074
Provision for income taxes	8,588	5,953

Net income	$12,358	$8,121

Net income applicable to common stockholders	$12,358	$4,373

Net income per share applicable to common stockholders:
Basic	$0.29	$0.38
Diluted	$0.27	$0.15
Weighted average shares used in computing net income applicable to common stockholders:
Basic	42,151	11,556
Diluted	44,939	28,420

TeleNav, Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

	Three Months Ended
	9/30/2010	9/30/2009
	(Unaudited)	(Unaudited)
Operating activities
Net income	$12,358	$8,121
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation, amortization, and accretion	1,938	1,038
Stock-based compensation expense	852	315
Loss on disposal of property and equipment	—	3
Write-off of capitalized software	691	—
Revaluation of preferred stock warrants	—	547
Excess tax benefit from stock-based compensation	—	—
Changes in operating assets and liabilities:
Accounts receivable	(19,944)	175
Deferred income taxes	332	513
Prepaid expenses and other current assets	(1,030)	1,109
Other assets	(838)	(1,353)
Accounts payable	(1,152)	(264)
Accrued compensation	(1,484)	(486)
Accrued royalties	614	(30)
Accrued expenses and other liabilities	449	2,304
Income taxes payable	4,840	2,684
Deferred revenue	22,622	469

Net cash provided by operating activities	20,248	15,145

Investing activities
Purchases of property and equipment	(1,512)	(2,402)
Additions to capitalized software	(340)	(973)
Purchases of short-term investments	(81,128)	—

Net cash used in investing activities	(82,980)	(3,375)

Financing activities
Proceeds from exercise of stock options	44	321
Repurchase of common stock	—	(1,228)
Excess tax benefit from stock-based compensation	—	—

Net cash provided by financing activities	44	(907)

Effect of exchange rate changes on cash and cash equivalents	(89)	(7)

Net (decrease) increase in cash and cash equivalents	(62,777)	10,856
Cash and cash equivalents, at beginning of period	112,862	33,128

Cash and cash equivalents, at end of period	$50,085	$43,984

Supplemental disclosure of cash flow information
Income taxes paid	$3,026	$629

TeleNav, Inc.

Unaudited Reconciliation of Non-GAAP Adjustments

(in thousands except for per share amounts)

	Three Months Ended			Fiscal Year Ended
	9/30/2010	6/30/2010	9/30/2009	6/30/2010	6/30/2009
GAAP net income	$12,358	$10,612	$8,121	$41,410	$29,618
Stock-based compensation:
Cost of revenue	25	4	3	18	4
Research and development	493	1,863	157	2,604	237
Sales and marketing	151	170	77	516	155
General and administrative	183	1,443	78	1,789	111

Total stock-based compensation	852	3,480	315	4,927	507
Tax effect of adding back stock compensation	(251)	(1,111)	(140)	(1,132)	(38)

Non-GAAP net income	$12,959	$12,981	$8,296	$45,205	$30,087

Shares used in computing GAAP basic net income per share	42,151	27,624	11,556	15,569	11,273
Weighted average effect of the assumed conversion of convertible preferred stock on the original dates of issuance	—	11,031	23,084	20,161	23,084

Shares used in computing non-GAAP basic net income per share	42,151	38,655	34,640	35,730	34,357

Shares used in computing GAAP diluted net income per share	44,939	37,481	28,420	30,833	27,724
Weighted average effect of the assumed conversion of convertible preferred stock on the original dates of issuance	—	4,424	9,101	8,014	9,101

Shares used in computing non-GAAP diluted net income per share	44,939	41,905	37,521	38,847	36,825

Non-GAAP basic net income per share	$0.31	$0.34	$0.24	$1.27	$0.88
Non-GAAP diluted net income per share	$0.29	$0.31	$0.22	$1.16	$0.82